Contract # 10/2004-06
    Pertaining to scientific research, development, and technological works

Moscow, Russia                                                      04 June 2004

Limited Liability Company (LLC) "Geodata Consulting", further referred to as the "Operator", in the person of Director General Stanislav Kopunov, acting in compliance with the Statute, on one side, and LLC "Zauralneftegaz" in the person of Director General Oleg V. Zhuravlev, further referred to as the "Client", on the other side, have entered a current contract specifying the following:

1.   SUBJECT  OF  AGREEMENT
1.1 The Client assigns, and the Operator accepts the duty to complete the following operations:

"Independent control over the progress and completion of field and cameral seismic Two-Dimensional (2-D) works, throughout the 2004 season, being conducted within the territory of licensed blocks to which LLC "Zauralneftegaz" holds title"

1.2 For the period of performing field works, the Operator arranges the services of a qualified supervisor to oversee the maintenance of and alignment along the "Technical project of field seismic works progress".
1.3 Control over the analysis, processing, and interpretation of generated data is performed by the Operator in Moscow, by means of consulting and analyzing results provided by the Subordinate delivering the data.
1.4 The period of works completion is to be aligned and coordinated along the schedule of "Bashneftegeofizika" Service Company.

2.   COST  OF  WORKS  AND  COMPENSATION
2.1 Independent control over the progress of field works is compensated daily, from the moment the supervisor enters field processes based on a bid, in accordance with the agreement protocol concerning the agreed price (attachment #2), totaling 3300 (three thousand and three hundred) rubles per day, in addition to a Tax levied on the added expense on a bid 18% 594 (five hundred and ninety-four) rubles, total 3894 (three thousand eight hundred and ninety-four) rubles. Upon supervisor's arrival to the work site, the Client organizes and makes food and shelter provisions to the supervisor.
2.2 The agreement protocol on the agreed price (Attachment #2) is an indispensable element of the current Contract.
2.3 Compensation for the works occurs monthly upon signing the act of works release and acceptance by both sides, on the basis of a sales invoice from the subordinate, within 30 days by a payment order to the account of the subordinate.

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3.   THE  ORDER  OF  WORKS  RELEASE  AND  ACCEPTANCE
3.1 The Operator must inform the Client about the completion of each project phase, as well as progress in general, after which the sides assemble a bilateral act of release and acceptance in 2 or 3 original copies with one copy to each side and one for attachment to a statement when required by the bank. Upon the Client's failure to secure a formal acceptance of a project phase within 3 days after receiving notice, the Operator holds the right to assemble a unilateral act, to serve a sufficient basis for payment.
3.2 Upon completion of the works, the Operator presents the Client with a summary of work completed, experts' evaluation and other documentation (as requested by the Client), negotiated in the contract in two original copies and hard copies of negotiated format. If the Client has comments or complaints in connection with work completed, the Client is granted the right to file such comments or complaints to the Operator within 30 days after obtaining scientific and technical summary and other documentation.

4.   SIDES'  LIABILITIES
4.1 For breach/violation of accepted obligations in this contract, the sides are held liable in accordance with the laws and regulations of the Russian Federation.
4.2 In case the performed works fail to satisfy the terms of the current contract, the Operator delivers all necessary revisions at own expense and within a negotiated time period.
4.3 Results and materials generated by the Operator in accordance with the current contract are the Client's property and cannot be disclosed to third parties or utilized for promotional, scientific, or educational purposes without a written consent.
4.4 The Operator guarantees that completed works are not subject to rights or complaints of any kind, which are based on commercial or other intellectual property of third parties.
4.5 Both sides oblige to conform to the clause of information confidentiality relating to the subject of this agreement, the course of its completion and generated data.
4.6 When faced with unforeseen circumstances and disruptions/terminations in relation to this contract, any losses borne by the sides are not compensated, payments in advance are subject to refunds minus expenses borne.

5.   RESOLUTION  OF  DISPUTES
5.1 The sides will take measures to settle disputes by filing complaints, with a 30 day period of examination from the moment received. Upon failure to reach an agreement, disputes are settled in the arbitration court by jurisdiction.

6.   LEGAL  ADDRESSES  OF  SIDES

Operator
--------
LLC "Geodata Consulting
Varvarka Street. 14
Office 222
Moscow, Russia 103688

/s/ Stanislav Kopunov
-----------------------
Stanislav Kopunov

Client
------
LLC "Zauralneftegaz"
Lenina Street 27/X
Kurgan city, Russia 640000

/s/ Oleg V. Zhuravlev
-----------------------
Oleg V. Zhuravlev

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